LIST OF SUBSIDIARIES OF II-VI INCORPORATED







                                         Jurisdiction of
       Subsidiary                         Incorporation
       ----------                        ---------------


II-VI Delaware, Incorporated                Delaware
II-VI Singapore Pte., Ltd.                  Singapore
II-VI Worldwide, Incorporated               Barbados
II-VI Japan Incorporated                    Japan
VLOC Incorporated                           Pennsylvania
II-VI U.K. Limited                          United Kingdom
II-VI Optics (Suzhou) Co. Ltd.              China